                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement            [ ]   Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement             [ ]   Soliciting Material Pursuant
                                                   to Section 240.14a-11(c) or
                                                   Section 240.14a-12

[ ]   Definitive Additional Materials

                             ASPEC TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)    Title of each class of securities to which transaction applies:


      --------------------------------------------------------------------------
      (2)    Aggregate number of securities to which transaction applies:


      --------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


      --------------------------------------------------------------------------
      (4)    Proposed maximum aggregate value of transaction:


      --------------------------------------------------------------------------
      (5)    Total fee paid:


      --------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:


      --------------------------------------------------------------------------
      (2)    Form, Schedule or Registration Statement No.:


      --------------------------------------------------------------------------
      (3)    Filing Party:


      --------------------------------------------------------------------------
      (4)    Date Filed:


      --------------------------------------------------------------------------

                                     Notes:

                                   ASPEC LOGO


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 2000

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aspec Technology, Inc., a Delaware corporation (the "Company"), will be held on Thursday, April 27, 2000 at 3:00 p.m., local time, at the Company's offices at 830 East Arques Avenue, Sunnyvale, California, for the following purposes:

        1. To elect five (5) directors to serve for the ensuing year and until their successors are duly elected and qualified.

        2. To approve an amendment to the Company's Certificate of Incorporation to change the Company's name from Aspec Technology, Inc. to Ingenuus Corporation.

        3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the 2000 fiscal year.

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on March 6, 2000 are entitled to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                        FOR THE BOARD OF DIRECTORS



                                        Douglas E. Klint
                                        Secretary
Sunnyvale, California
March 21, 2000


--------------------------------------------------------------------------------

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

--------------------------------------------------------------------------------

                             ASPEC TECHNOLOGY, INC.

                             830 East Arques Avenue
                           Sunnyvale, California 94086
                                 (408) 774-2199

                            PROXY STATEMENT FOR 2000
                         ANNUAL MEETING OF STOCKHOLDERS

        The enclosed Proxy is solicited on behalf of the Board of Directors of Aspec Technology, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, April 27, 2000 at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices at 830 East Arques Avenue, Sunnyvale, California.

        These proxy solicitation materials were mailed on or about March 30, 2000 to all stockholders of record on March 6, 2000 (the "Record Date").

                 INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the above address of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

RECORD DATE AND VOTING SECURITIES

        Stockholders of record at the close of business on March 6, 2000 are entitled to notice of the meeting and to vote at the meeting. At the Record Date, 36,830,019 shares of the Company's Common Stock, $.001 par value per share, were issued and outstanding.

VOTING AND SOLICITATION

        The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Stockholders of the Company may submit proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the annual meeting of stockholders to be held in the year 2001, stockholder proposals must be received by the Secretary of the Company no later than December 27, 2000, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company 120 days in advance of the annual or special meeting, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the Company begins to print and mail its proxy materials. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to Aspec Technology, Inc., 830 East Arques Avenue, Sunnyvale, California 94086, Attention: Corporate Secretary.

        The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2001 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than February 5, 2001. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2001 Annual Meeting.

                                  PROPOSAL ONE:

                              ELECTION OF DIRECTORS

NOMINEES

        A board of five (5) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five (5) nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominees will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until the director's successor has been elected and qualified.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF  DIRECTORS

        The five (5) candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW:

       Name of Nominee             Age           Principal Occupation
       ---------------             ---           --------------------
Conrad J. Dell'Oca..............   57   Chairman of the Board
Michael J. Carroll..............   56   President and Chief Executive Officer
Ronald K. Bell..................   56   Vice President, Micro Linear Corporation
David K. Lam....................   56   Chairman, David Lam GROUP
Al Wilson.......................   67   Chairman and CEO, Rutilus Software, Inc.

        Except as set forth below, each nominee has been engaged in his or her principal occupation described above during the past five (5) years. There are no family relationships among any directors or executive officers of the Company.

        CONRAD J. DELL'OCA has served as the Company's Chairman of the Board since February 1997. He also served as Chief Executive Officer and President from February 1992 to January 1999. From May 1981 to 1991, Mr. Dell'Oca was Vice President, Research and Development of LSI Logic Corporation, a semiconductor manufacturer. Mr. Dell'Oca received a B.A.Sc. and M.A.Sc. in Engineering Physics and a Ph.D. in Electrical Engineering from the University of British Columbia.

        MICHAEL J. CARROLL has served as President and Chief Executive Officer and a Director of the Company since October 1999. From December 1994 to October 1999, Mr. Carroll served as Group President of the Preco Electronics Division of Preco, Inc., a manufacturing company. Mr. Carroll also served as President of Sensym, Inc., a subsidiary of BTR, Ltd. from July 1992 to December 1994. Mr. Carroll received a B.S. degree in business and industrial management from San Jose State University in 1965.

        RONALD K. BELL has been a director of the Company since March 1999. Mr. Bell has served as Vice President, Communications Products of Micro Linear Corporation, an analog and mixed semiconductor company, since June 1999. From February 1998 to June 1999, Mr. Bell was Chief Executive Officer of Equator Technologies, Inc., a multimedia processor company. From October 1997 to 1998, Mr. Bell was

 Vice President, Engineering and Chief Operations Officer at Equator Technologies, Inc. From November 1995 to 1997, he was Vice President, Advanced Architecture and Consumer Products Divisions and General Manager, Consumer Products Division of LSI Logic. From February 1993 to November 1995, he was Chief Technology Officer and Vice President, Computer Science Group for Unisys Corporation. Mr. Bell received a B.S. in Electrical Engineering and a M.S. in Computer Science from the University of Utah.

        DAVID K. LAM has served as director of the Company since August 1999. Mr. Lam has served as Chairman of the David Lam Group, a management consulting firm for high growth technology companies, since 1988. Dr. Lam is currently a director of Integrated Telecom Express, Inc. and Tru-Si Technologies, Inc.

        AL WILSON has served as director of the Company since March 2000. Mr. Wilson has served as Chairman of the Board and Chief Executive Officer of Rutilus Software, Inc. since August 1998. From September 1995 to August 1998, Mr. Wilson served as Chief Operating Officer of Mylex corporation, a data storage systems and service company. Mr. Wilson also served as Vice President and General Manager of Array Technology, a division of EMC Corporation, from May 1993 to September 1995.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Company held seven (7) meetings during fiscal 1999.

        The Audit Committee, which consisted of Messrs. Bell and Lam and former director William Lane III, held two (2) meetings in fiscal 1999. The Audit Committee currently consists of Messrs. Lam, Bell and Wilson. The Audit Committee assists management in the establishment and supervision of the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs.

        The Compensation Committee, which consisted of Messrs. Bell and Lam and former director William Lane III, held three (3) meetings in fiscal 1999. The Compensation Committee currently consists of Messrs. Lam, Bell and Wilson. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's executive officers, directors and employees and administers the Company's 1996 Stock Plan and the Company's 1997 Employee Purchase Plan

        The Option Committee consisted of Mr. Dell'Oca and Mr. Douglas E. Klint until October 1999 and Mr. Dell'Oca and Mr. Michael J. Carroll for the remainder of fiscal 1999. The Option Committee has the ability to grant options (not to exceed 50,000 shares) to non-executive officers under the Company's 1996 Stock Plan.

        The Board of Directors currently has no nominating committee or committee performing a similar function.

Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 1999 and (ii) the total number of meetings held by all committees of the Board of Directors during fiscal 1999 on which such director served.

COMPENSATION OF DIRECTORS

        Outside directors receive $10,000 per year for serving on the Board of Directors, $1,000 for attendance at each Board meeting and $2,000 per year for serving as a member of the Audit or Compensation Committees. Outside directors are reimbursed for all reasonable expenses incurred by them in attending Board and Committee meetings. In addition, each outside director is eligible to participate in the Company's 1997 Director Stock Option Plan (the "Director Plan"). Under the Director Plan, each outside director is automatically granted a nonstatutory option to purchase 25,000 shares of Common Stock upon the date upon which such person first becomes a outside director. In addition, each director who has been an outside director for at least six (6) months will automatically receive a nonstatutory option to purchase 5,000 shares of Common Stock upon such director's annual reelection to the Board by the stockholders. Options granted under the Director Plan have a term of ten (10) years unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Options granted under the Director Plan are subject to cumulative yearly vesting over a four (4) year period commencing at the date of grant.

        Ronald K. Bell received an option grant of 25,000 shares on March 22, 1999 at an exercise price of $1.06 per share. He also received a grant of 5,000 shares at an exercise price of $0.88 per share, on October 21, 1999. Both grants were made under the 1997 Director Option Plan.

        David K. Lam received an option grant of 25,000 shares, at an exercise price of $0.69 per share, on August 23, 1999. He also received an option grant of 5,000 shares, at an exercise price of $0.88 per share, on October 21, 1999. Both grants were made under the 1997 Director Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors during 1999 consisted of Messrs. Bell, Lam and Lane. None of such individuals has been or is an officer or an employee of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                                  PROPOSAL TWO:

            APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                        CHANGING THE NAME OF THE COMPANY

        On March 7, 2000, the Company's Board of Directors adopted and approved an amendment to the Company's Certificate of Incorporation changing the Company's name from Aspec Technology, Inc. to Ingenuus Corporation. The name of the Company was changed to reflect the change in the Company's business. With the sale of the Company's historical Semiconductor Intellectual Property Business and the focus on Internet-enabled business-to-business Inter Enterprise Collaboration content management software solutions for the emerging e-commerce content supply chain, the Company believes it should adopt a new name to reflect its new business. For a copy of the Amendment to the Certificate of Incorporation, see "Appendix A - Amendment to the Certificate of Incorporation."

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

        The approval of the amendment requires the affirmative vote of a majority of the shares outstanding on the Record Date.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION CHANGING THE COMPANY'S NAME FROM ASPEC TECHNOLOGY, INC. TO INGENUUS CORPORATION.

                                 PROPOSAL THREE:

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the 2000 fiscal year. This nomination is being presented to the stockholders for ratification at the meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since August 1998. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

        The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the Board's selection. If the stockholders reject the nomination, the Board will reconsider its selection.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR.



                             ADDITIONAL INFORMATION

PRINCIPAL SHARE OWNERSHIP

        As of March 6, 2000, the following persons were known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                                                          Beneficial Ownership
                                                         ----------------------
      Name                                                Number        Percent
      ----                                               ---------      -------
      Summit Partners, L.P.(1).......................    2,601,008       7.0%
      499 Hamilton Avenue, Suite 200
      Palo Alto, California 94301

      Conrad J. Dell'Oca(2)..........................    2,725,304       7.1%
      830 East Arques Avenue
      Sunnyvale, California 94086

      Yen Chang......................................    2,129,070       5.7%
      830 East Arques Avenue
      Sunnyvale, California 94086

--------------

(1) Includes 2,601,008 shares held with shared dispositive and voting power by Summit Venture IV, L.P. ("Summit IV"), Summit Investors III, L.P. ("Summit Investors III"), L.P., Stamps, Woodsum & Co. IV and Messrs. E, Roe Stamps, IV, Stephen G. Woodsum, Gregory M. Avis, Martin J. Mannion, Bruce R. Evans, Thomas S. Roberts, Walter G. Kortschak, Joseph F. Trustey, Kevin P. Mohan and Peter Y. Chung. Summit Partners IV, L.P. is the sole general partner of Summit IV. L.P. Stamps, Woodsum & Co. IV is the sole general partner of Summit Partners IV, L.P. Messrs. Stamps, Woodsum, Avis, Mannion, Evans, Roberts, Kortschak,

(2) Includes stock options for 100,000 shares which are vested and exercisable within 60 days of the Record Date.

     Trustey, Mohan and Chung are individual general partner of Stamps, Woodsum & Co. IV and Summit Investors III.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the beneficial ownership of the Company's Common Stock as of March 6, 2000 (i) by each director of the Company, (ii) by the Company's Chief Executive Officer and the four other executive officers of the Company during fiscal 1999 (such officers are collectively referred to as the "Named Executive Officers"), and (iii) by all current directors and executive officers as a group:

                                                          Beneficial Ownership
                                                         ----------------------
     Name                                                 Number        Percent
     ----                                                ---------      -------
     Conrad J. Dell'Oca(1).........................      2,725,304        7.1%
     Michael J. Carroll............................             --         --
     Ronald K. Bell(2).............................         25,000         --
     David K. Lam..................................             --         --
     Al Wilson.....................................             --         --
     Douglas E. Klint(3)...........................        131,250        0.4%
     John R. Walsh(4)..............................        413,793        1.1%
     Jai P. Shin(5)................................      1,006,063        2.7%
     Yen C. Chang(6)...............................      2,129,070        5.7%
     All directors and executive officers
       as a group (8 persons)......................             --         --
                                                         6,430,480       17.4%

--------------

 *   Less than 1%

(1) Includes stock options for 100,000 shares which are vested and exercisable within 60 days of the Record Date.

(2) Includes stock options for 25,000 shares which are vested and exercisable within 60 days of the Record Date.

(3) Includes stock options for 131,250 shares which are vested and exercisable within 60 days of the Record Date.

(4) Includes 8,114 shares held by Mr. Walsh's spouse. Mr. Walsh disclaims any beneficial interest in such shares.

(5)  Mr. Shin left the Company on September 1, 1999.

(6)  Mr. Chang left the Company on June 30, 1999.

                       COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth all compensation received for services rendered to the Company and the Company's subsidiaries in all capacities during the last three fiscal years by (i) the Company's Chief Executive Officer and
(ii) the Company's four other Named Executive Officers:

                           SUMMARY COMPENSATION TABLE


                                                                                       Long Term
                                                 Annual Compensation(1)               Compensation
                                       -------------------------------------------    ------------
                                                                      Other Annual
                                       Fiscal                         Compensation      Awards
   Name and Principal Position          Year     Salary    Bonus(2)       (3)         Options(4)
   ---------------------------         ------   --------   --------   ------------    ----------
Conrad J. Dell'Oca.................     1999    $232,095   $ 14,971          --          100,000
  Former Chief Executive Officer        1998     209,000    120,000          --               --
  and President                         1997     191,617    120,000          --               --
Michael J. Carroll (5).............     1999      21,795         --          --        1,000,000
  President and Chief Executive
  Officer
Yen Chang  (6).....................     1999     185,015     12,210      47,790
  Former Senior Vice President,         1998     170,469    120,000          --               --
  Engineering                           1997     156,281    120,000      80,676               --
Jai P. Shin (7)....................     1999     212,720     13,721      76,279               --
  Former Executive Vice President       1998     191,563    120,000          --               --
                                        1997     175,628    120,000          --
Douglas E. Klint (8)...............     1999     196,878     12,594          --          225,000
  Vice President, Secretary and         1998      62,500         --          --               --
  General Counsel and Former
  Interim President and Chief
  Financial Officer

--------------

(1) Excludes perquisites and other personal benefits which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such officer.

(2) Includes bonus awards earned for performance in the fiscal year noted even though such amounts are payable in subsequent years. Excludes bonus awards paid in the fiscal year noted but earned in prior years.

(3) Represents incentive payments based on revenue from certain contracts. Includes incentive payments earned in the fiscal year indicated even if such bonuses were paid in a subsequent fiscal year.

(4) Options granted in fiscal 1999 include options previously granted in fiscal 1998 that were repriced in fiscal 1999.

(5)  Mr. Carroll joined the Company in October 1999.

(6) Mr. Chang left the Company on June 30, 1999 and the amount reported in the above table includes severance pay paid to Mr. Chang.

(7) Mr. Shin left the Company on September 1, 1999 and the amount reported in the above table includes severance pay paid to Mr. Shin.

(8)  Mr. Klint joined the Company in August 1998.

                        OPTION GRANTS IN FISCAL YEAR 1999

        The following table sets forth certain information concerning grants of stock options to each of the Named Executive Officers during the fiscal year ended November 30, 1999.

                                        Individual Grants(1)
                         --------------------------------------------------
                                                                                    Potential Realizable
                                        % of Total                                  Value at Annual Rates
                                         Options                                        of Stock Price
                                        Granted to  Exercise                       Appreciation for Option
                                        Employees    or Base                                Term(2)
                          Options       in Fiscal   Price Per    Expiration        ------------------------
       Name               Granted         Year        Share         Date              5%            10%
-----------------------------------------------------------------------------------------------------------
Ronald K. Bell(4)           25,000         --         $1.06       3/22/2009              --              --
                             5,000         --          0.88      10/21/2009              --              --

Conrad J. Dell'Oca         100,000          2%        $1.00              --        $ 63,259      $  159,374

Michael J. Carroll       1,000,000         21%         1.00      10/25/2009         628,895       1,593,423

Yen Chang                       --         --            --              --              --              --

David K. Lam(4)             25,000         --          0.69       8/23/2009              --              --
                             5,000         --          0.88      10/21/2009              --              --

Jai P. Shin                     --         --            --              --              --              --

Douglas E. Klint (3)        70,000          1%         2.00      12/15/2008          45,109         115,562
                            55,000          1%         1.40       1/11/2009          34,589          87,656
                           100,000          2%         1.00      11/16/2009          63,259         159,374

--------------

(1) Each of these options was granted pursuant to the Company's 1996 Stock Plan and is subject to the terms of such plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board of Directors of the Company on the date of grant and, as long as the optionee maintains continuous employment with the Company, vest over a four year period at the rate of one-fourth of the shares on the first anniversary of the date of grant and 1/48th of the remaining shares per month thereafter.

(2) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future increases in the price of its Common Stock.

(3) The information in the table reflects Mr. Klint's participation in the Company's option exchange program in December 1999.

(4) Each of these options was granted pursuant to the Company's 1997 Director Option Plan and is subject to the terms of such plan.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth certain information concerning options exercised by the Named Executive Officers in fiscal 1999, and exercisable and unexercisable stock options held by each of the Named Executive Officers as of November 30, 1999.

                                                           Fiscal Year-End Option Values
                                               ------------------------------------------------------
                                                                              Value of Unexercised
                                                 Number of Unexercised       In-the-Money Options at
                         Shares                Options at Fiscal Year End      Fiscal Year End(1)
                        Acquired    Value      --------------------------  --------------------------
        Name           on Exercise  Realized   Exercisable  Unexercisable  Exercisable  Unexercisable
        ----           -----------  --------   -----------  -------------  -----------  -------------
Conrad J. Dell'Oca          0         $0           0            100,000        $0        $  187,500

Michael J. Carroll          0          0           0          1,000,000         0        $1,875,000

Yen Chang                   0          0           0                  0         0                 0

Jai P. Shin                 0          0           0                  0         0                 0

Douglas E. Klint (2)        0          0           0            225,000         0        $  329,875

--------------

(1) The value of an "in the money" of option represents the difference between the exercise price of such option and the fair market value of the Company's Common Stock at November 30, 1999, multiplied by the total number of shares subject to the option.

(2) The information in the table reflects Mr. Klint's participation in the Company's option exchange program in December 1998.

TEN YEAR OPTION REPRICINGS

        The following table sets forth certain information with respect to the Company's exchange of outstanding options with certain of its officers. For further information with respect to such option exchanges, see "Report of the Compensation Committee of the Board of Directors."

                                                                                           Length of
                                                                                            Original
                                                                                          Option Term
                                              Securities   Market Price    Exercise     Remaining (In
                                              Underlying    of Stock at    Price at       Years) at
                                               Options        Time of       Time of        Date of
Name                               Date        Repriced    Repricing(1)    Repricing      Repricing
----                             --------     ----------   ------------    ---------    -------------
Douglas E. Klint..............   12/15/98       70,000        $2.00          $4.94           10

--------------

(1) The market price of stock at time of repricing is the new exercise price of each such option.


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        During 1999 the members of the Compensation Committee of the Board of Directors were Messrs. Saper, Kortschak, Bell, Lane and Lam. Mr. Saper was a member of the committee through July of 1999. Mr. Kortschak was a member through June of 1999. The Compensation Committee currently consists of

Messrs. Bell, Lam and Wilson. All such members are outside directors. The Compensation Committee reviews compensation levels of senior management and recommends salaries and other compensation paid to senior management to the Company's Board of Directors for approval.

        Compensation Philosophy. The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving both short and long-term strategic Company goals, to link executive and stockholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions and Company performance. A meaningful portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon Company performance. The Company's compensation philosophy is that cash compensation must be competitive with other technology companies of comparable size to help motivate and retain existing staff and provide a strong incentive to achieve specific Company goals. The Company believes that the use of stock options as a long-term incentive links the interests of the employees to that of the stockholders and motivates key employees to remain with the Company to a degree that is critical to the Company's long-term success.

        In December 1998, the Company's Board of Directors approved an option exchange program for all employees of the Company whereby all such employees that held options with exercise prices in excess of $2.00 per share were offered the opportunity to exchange such options for new options at $2.00 per share, which was the fair market value of the Common Stock on the date of the exchange program. In order to participate in the option exchange program, employees were required to restart the vesting period for their options such that the vesting commencement date would be December 15, 1998. The Board undertook this action in light of the then recent reduction in the trading price of the Company's Common Stock and in consideration of the importance to the Company of retaining its employees by offering them appropriate equity incentives. The Board also considered the highly competitive environment for obtaining and retaining qualified employees and the overall benefit to the Company's stockholders from a highly motivated group of employees.

        Components of Executive Compensation. The two key components of the Company's senior management compensation program in fiscal 1999 were base salary and long-term incentives, represented by the Company's stock option program. The Compensation Committee utilizes an industry recognized independent annual survey of companies to determine whether the Company's senior management compensation is within the competitive range. Base salary is set for each senior manager commensurate with that person's level of responsibility and within the parameters of companies of comparable size within the semiconductor industry.

        It is the policy of the Company, and the members of the Committee believe that it is consistent with practices of comparable companies in the industry, that incentive compensation should comprise a meaningful portion of the annual total compensation of senior management. Messrs. Dell'Oca, Shin, Chang, and Klint were paid bonuses in 1999 in the amount of $14,971, $13,721, $12,210 and $12,594, respectively. All such bonuses were paid based on achievement of management business objectives. Messrs. Shin and Chang were also paid sales commissions in 1999 in the amount of $76,279 and $47,790, respectively. All such sales commissions were paid based on revenue invoiced in 1999.

        Stock options are generally granted when a senior manager joins the Company and additional options may be granted from time-to-time thereafter. The options granted to each senior manager vest over a four (4) year period. In addition to the stock option program, senior managers are eligible to participate in the Company's 1997 Employee Stock Purchase Plan.

        Other elements of executive compensation include participation in Company-wide medical and dental benefits and the ability to defer compensation pursuant to a 401(k) plan, and a non-qualified deferred compensation program. The Company does not match annual contributions under the 401(k) plan at this time.

        The Compensation Committee has considered the potential impact of
Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Company's 1996 Stock Plan will meet the requirements of being performance-based, the Compensation Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                                Compensation Committee of the Board of Directors


                                Ronald K. Bell
                                David K. Lam

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

        The following graph sets forth the Company's total cumulative stockholder return compared to the Nasdaq Stock Market and the Nasdaq Electronic Components Stock Index for the period April 27, 1998 (date of the Company's Initial Public Offering) through November 30, 1999. Total stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stocks represented in the Nasdaq Stock Market and the Nasdaq Electronic Components Stock Index, respectively. Total return also assumes reinvestment of dividends; the Company has paid no dividends on its Common Stock.

        Historical stock price performance should not be relied upon as indicative of future stock price performance

                Comparison of 19 Month Total Cumulative Returns*
                 -----------------------------------------------
             Among Aspec Technology, the Nasdaq Stock Market Index,
                   and the Nasdaq Electronics Components Index

                                       CUMULATIVE TOTAL RETURN
                          --------------------------------------------------
                                        NASDAQ STOCK       NASDAQ ELECTRONIC
  DATE                    ASPEC         MARKET (U.S.)          COMPONENTS
  ----                    -----         -------------      -----------------
4/28/98                    100               100                  100
5/29/98                     87                96                   89
8/31/98                     17                82                   80
11/30/98                    16               107                  121
2/29/99                      8               126                  137
5/31/99                      7               136                  139
8/31/99                      7               152                  204
11/30/99                    22               180                  231

* $100 invested on 4/28/98 in either stock or index, including reinvestment of dividends. Fiscal year ending November 30.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely on its review of copies of filings under Section 16 (a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1999, Messrs. Carroll and Walsh each filed a late Initial Report on Form 3.

                                  OTHER MATTERS

        The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.



                                        THE BOARD OF DIRECTORS

Sunnyvale, California
March 21, 2000

                                   APPENDIX A

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             ASPEC TECHNOLOGY, INC.

        Aspec Technology, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY as follows:

        FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting section 1 of the Certificate of Incorporation in its present form and substituting therefore the new section 1 as follows:

               "The name of the Corporation is Ingenuus Corporation (the "Corporation"). The original name of the Corporation was Aspec Technology, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 10, 1997."

        SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Michael J. Carroll, who hereby affirms, under penalty of perjury, that this is the act and deed of the Corporation, and that the facts stated herein are true as of ________________, 2000.


                                       ASPEC TECHNOLOGY, INC.



                                       By: _____________________________________
                                           Michael J. Carroll
                                           President and Chief Executive Officer

                             ASPEC TECHNOLOGY, INC.

                                      PROXY

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael J. Carroll and Douglas E. Klint, jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock of Aspec Technology, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's offices located at 830 East Arques Avenue, Sunnyvale, California, on Thursday, April 27, 2000 at 2:00 p.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified on the reverse side hereof or, if no specification is made, FOR the election of directors, FOR the proposal to amend the Company's Articles of Incorporation, FOR the appointment of PricewaterhouseCoopers LLP as independent accountants and in accordance with their discretion on such other matters that may properly come before the meeting.


               THE DIRECTORS RECOMMEND A "FOR" VOTE ON EACH ITEM.


                  (Continued and to be signed on reverse side)


------------------------------FOLD AND DETACH HERE------------------------------


1. ELECTION OF DIRECTORS

Conrad J. Dell'Oca

Ronald K. Bell

David K. Lam

Michael J. Carroll

Al Wilson

FOR all nominees listed (except as withheld)  [ ]

WITHHOLD AUTHORITY to vote for nominees listed  [ ]

2. Proposal to amend the Company's Certificate of Incorporation to change the Company's name from Aspec Technology, Inc. to Ingenuus Corporation.

3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the 2000 fiscal year.

(Instructions: To withhold authority to vote for any individual nominee, strike that nominee's name below.)


Signature(s) ______________________________       Dated _________________,  2000

(Signature(s) must be exactly as name(s) appear on this proxy.) (If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each should sign the proxy.)